EXHIBIT 4.1


                 FIRST AMENDMENT TO FIVE-YEAR CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO FIVE-YEAR CREDIT AGREEMENT, dated as of September 22, 2000 (this "Amendment"), is made by and among Conseco, Inc., an Indiana
                ---------
corporation (the "Company"), the various financial institutions signatory hereto
                  -------
(the "Banks") and Bank of America, N.A. (formerly known as Bank of America
      -----
National Trust and Savings Association), a national banking association, individually and as agent for the Banks (the "Agent").
                                              -----

                                 W I T N E S S E T H:

     WHEREAS, the Company, the Banks and the Agent are party to that certain Five-Year Credit Agreement, dated as of September 25, 1998 (the "Credit
                                                                 ------
Agreement") and the Loan Documents referred to in the Credit Agreement;
---------

     WHEREAS, the Company and the Banks have agreed to amend the Credit Agreement on the terms and conditions herein set forth.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.  Definitions. Capitalized terms used but not otherwise defined herein
         -----------
shall have the meanings assigned to such terms in the Credit Agreement (as amended hereby).

     2.  Certain Amendments to Credit Agreement. The Credit Agreement is hereby
         --------------------------------------
amended, effective on the date this Amendment becomes effective in accordance with Section 3 hereof, as follows:

         2.1  Section 1.01 - Amended Definitions.
              ----------------------------------

         (1)  The definition of "Applicable Offshore Rate Margin" in Section
     1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

         "Applicable Offshore Rate Margin" means 2.50% per annum.

         (2) The definition of "Termination Date" in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

         "Termination Date" means the earlier to occur of: (a) the Scheduled
          ----------------
     Maturity Date; or (b) the date on which the Loans are accelerated in accordance with Section 8.02 of this Agreement.
                     ------------

         2.2  Additional Definitions. The following definitions are added to
              ----------------------
Section 1.01 of the Credit Agreement in proper alphabetical order:

         "Appendix" means the Appendix attached as Schedule A to the First
          --------
     Amendment, which is hereby incorporated by reference into the Agreement, as from time to time amended in accordance with the terms of the Agreement.

         "CIHC" means CIHC, Incorporated, a Delaware corporation.
          ----

         "CIHC Guaranty" means a guaranty of CIHC in the form attached as
          -------------
     Schedule 2  to the First Amendment.
     -----------

         "First Amendment" means that certain First Amendment to the Agreement
          ---------------
     dated September 22, 2000.

         "Scheduled Maturity Date" means December 31, 2003; provided, however,
          -----------------------
     the Scheduled Maturity Date shall mean March 31, 2005, if (1) the Company shall request such extension in a written notice to the Agent on or after December 31, 2002 but on or prior to December 5, 2003; (2) the Company shall have paid an extension fee equal to 3.5% of the then outstanding principal amount of the Loans extended; (3) the outstanding principal amount of the Loans shall have been repaid after the effective date of the First Amendment in an amount not less than $150,000,000 on or before September 30, 2002 and in an amount not less than $300,000,000 in the aggregate on or before September 30, 2003, it being acknowledged that if the Company shall prepay the Loans (whether optional, mandatory or otherwise), such payment, except for payments required (the "Required Payments") under Sections 5(c) of the Agreement, dated as of September 22, 2000, among the Company, certain financial institutions and Bank of America, N.A. as administrative agent relating to the 1997 Director & Officer Loan Credit Agreement and of the Agreement, dated as of September 22, 2000, among the Company, certain financial institutions and Bank of America, N.A. as administrative agent relating to the 1998 Director & Officer Loan Credit Agreement, shall be counted in the limitations as set forth herein; (d) the Interest Coverage Ratio as at the end of the Fiscal Quarter ending as of September 30, 2003 for the four Fiscal Quarters then ending is greater than or equal to 2.25 to 1.0 (based upon the Compliance Certificate for the Fiscal Quarter ended September 30, 2003 delivered pursuant to the terms of the Appendix); and (e) there shall be no Default or Event of Default existing at the time of the exercise of this extension option.

          2.3  Additional Definitions B Appendix. The definitions set forth in
               ---------------------------------
Section 1.01 of the Appendix are hereby incorporated by reference and added to
Section 1.01 of the Credit Agreement in proper alphabetical order. To the extent
Section 1.01 of the Credit Agreement contains defined terms that are also defined in Section 1.01 of the Appendix, each such definition in the Credit Agreement shall be deemed deleted and the Appendix definition substituted in lieu thereof, except that the terms "Taxes", "Required Banks", "Business Day" and "Loan Documents" as used in the Credit

Agreement (but not the Appendix) shall retain the meanings set forth in Section
1.01 of the Credit Agreement.

          2.4  Commitment. Notwithstanding any provisions of the Credit
               ----------
Agreement to the contrary, including without limitation Section 2.01 thereof, the Banks shall have no obligation to make, and shall not make, any additional Loans, including, without limitation, Swing Line Loans or Bid Loans. The aggregate Commitments shall equal the outstanding principal amount of the Loans and shall be reduced permanently by any payment of the principal of the Loans.

          2.5  Interest. Sections 2.12(a) and (c) of the Credit Agreement are
               --------  ----------------     ---
hereby amended to state in their entirety as follows:

          "(a) Each Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate plus the Applicable Offshore Rate Margin or the Base Rate plus 1.50%, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04).
                                                              ------------

          (1)  Notwithstanding Section 2.04 or subsection (a) of this Section
                               ------------    --------------         -------
     2.12, upon the occurrence and during the continuance of an Event of Default
     ----
     under Section 5.01(a) of the Appendix, the Company agrees to pay interest
           ---------------
     on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to the Base Rate plus 3.00% (the "Default Rate"); provided, however, that the Company agrees to pay
           ------------    --------  -------
     interest on the principal amount of all outstanding Obligations at the Default Rate on any date on which an Event of Default continues under
     Section 5.01(c) of the Appendix with respect to the Company's failure to
     ---------------
     perform or observe any term, covenant or agreement contained in Section
                                                                     -------
     4.13, 4.14, 4.15, 4.16, or 4.17 of the Appendix as well as under Section
     ----  ----  ----  ----     ----                                  -------
     5.01(a) of the Appendix"
     -------

          2.6    Fees. Section 2.13(b) (Facility Fee) and 2.13(c) (Utilization
                 ----  --------------                     -------
Fees) of the Credit Agreement are hereby deleted in their entirety.

          2.7    Mandatory Prepayments. Article II of the Credit Agreement is
                 ---------------------
hereby amended by the addition of the following Section 2.18 at the end thereof:

          "2.18  Mandatory Prepayments.  The Company agrees to perform all its
                 ---------------------
     obligations under Article II of the Appendix, which is hereby incorporated by reference. The Company agrees to make the Required Payments, as defined in the definition of the "Scheduled Maturity Date"."

          2.8    Affirmative Covenants. Article VI of the Credit Agreement is
                 ---------------------
hereby amended and restated in its entirety to read as set forth in Article III of the Appendix.

          2.9   Negative Covenants. Article VII of the Credit Agreement is
                ------------------
hereby amended and restated in its entirety to read as set forth in Article IV of the Appendix.

          2.10  Events of Default. Section 8.01 of the Credit Agreement is
                -----------------
hereby amended and restated in its entirety to read as set forth in Section 5.01 of the Appendix.

          2.11  Renumbering. Any amendment of the Credit Agreement herein that
                -----------
incorporates Articles, Sections, Schedules or Exhibits from the Appendix shall be deemed to automatically renumber any Article, Section, Schedule or Exhibit references therein to correspond to those of the Credit Agreement as amended.

     3.   Conditions to Effectiveness of this Amendment. This Amendment shall
          ---------------------------------------------
become effective upon the satisfaction of the following conditions:

          3.1  Executed Amendment. Receipt by the Agent of duly executed
               ------------------
counterparts of this Amendment from the Company and the Banks.

          3.2  Restructuring. The other Relevant Facilities shall have been
               -------------
amended in a form reasonably satisfactory to the Required Banks and the Reserve required under the Appendix shall have been established and funded to the extent required under the Appendix.

          3.3  Resolutions; Incumbency - CHIC. Receipt by the Agent of the
               ------------------------------
following documents:

          (1) copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the date hereof by the Secretary or an Assistant Secretary of the Company; and

          (2) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the date hereof, certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Amendment, and all other documents to be delivered by the Company hereunder.

          3.7  Organizational Documents; Good Standing. Receipt by the Agent of
               ---------------------------------------
(i) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the date hereof, certifying as to the form of the articles of incorporation and bylaws of the Company and (ii) a good standing certificate of the Company from its state of incorporation.

          3.8  CIHC Guaranty. Receipt by the Agent of the duly executed CIHC
               -------------
Guaranty.

          3.6  Resolutions; Incumbency - CIHC. Receipt by the Agent of the
               ------------------------------
following documents:

          (1) copies of the resolutions of the board of directors of CIHC authorizing the CIHC Guaranty, certified as of the date hereof by the Secretary or an Assistant Secretary of CIHC; and

          (2) a certificate of the Secretary or an Assistant Secretary of CIHC, dated as of the date hereof, certifying the names and true signatures of the officers of CIHC authorized to execute, deliver and perform, as applicable, the CIHC Guaranty, and all other documents to be delivered by CIHC hereunder.

          3.7  Organizational Documents; Good Standing. Receipt by the Agent of
               ---------------------------------------
(i) a certificate of the Secretary or an Assistant Secretary of CIHC, dated as of the date hereof, certifying as to the form of the articles of incorporation and bylaws of CIHC and (ii) a good standing certificate as to CIHC from its state of incorporation.

          3.8  Opinion of Counsel. Receipt by the Agent of an opinion of counsel
               ------------------
to the Company and CIHC in form reasonably satisfactory to the Agent.

          3.9  Prepayments.
               -----------

          (1)  The Company shall have complied with its obligations under
     Section 2.01(a) of the Appendix; and

          (2) On or before the effective date hereof, $50,000,000 shall have been pledged as cash collateral to support the Specified D&O Facilities.

          3.10  Fee. Receipt by the Agent for the benefit of the Banks of an
                ---
amendment fee in an amount equal to 1% of the outstanding principal amount of the Loans under the Credit Agreement on the effective date hereof after giving effect to the prepayments received on the effective date hereof.

          3.11  Certificate. Receipt by the Agent of a certificate signed by a
                -----------
Responsible Officer, dated as of the date hereof, stating that:

          (1) no Default or Event of Default will exist after giving effect to this Amendment; and

          (2) since June 30, 2000, there has been no Material Adverse Effect (except for changes in or adverse effects upon, the business, properties, condition (financial or otherwise) of the Company and its Subsidiaries as disclosed in press releases, public filings or otherwise in writing to the Agent).

          3.12  CFC. The Company shall have disclosed to the Banks in writing
                ---
     any contractual restrictions on the ability of Conseco Finance Company to distribute Available Net

Proceeds to the Company and the Banks shall be reasonably satisfied with such restrictions, including without limitation any such restrictions under the Lehman Agreement.

          3.13  Miscellaneous. Receipt by the Agent of such other documents,
                -------------
certificates, instruments or opinions as may reasonably be requested by the Agent or the Banks.

     4.   Certain Representations and Warranties by the Company. In order to
          -----------------------------------------------------
induce the Banks and the Agent to enter into this Amendment, the Company represents and warrants to the Banks and the Agent that:

          4.1  Authority. The Company has the right, power and capacity and has
               ---------
been duly authorized and empowered by all requisite corporate and required shareholder action, if any, to enter into, execute, deliver and perform this Amendment.

          4.2  Validity. This Amendment has been duly and validly executed and
               --------
delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors= rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise).

          4.3  No Conflicts. The Company's execution, delivery and performance
               ------------
of this Amendment do not and will not violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule, regulation, order, writ, judgment, decree or award applicable to the Company or (iii) any contractual obligation to which the Company is a party or to which the Company or any of its properties are subject, except to the extent that any violations as set forth in clauses
(ii) or (iii) would not result in a Material Adverse Effect.

          4.4  Approvals. No authorization or approval or other action by, and
               ---------
no notice to or filing or registration with, any Governmental Authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with the Company's execution, delivery and performance of this Amendment.

          4.5  CIHC Authority. CIHC has the right, power and capacity and has
               --------------
been duly authorized and empowered by all requisite corporate and required shareholder action, if any, to enter into, execute, deliver and perform the CIHC Guaranty.

          4.6  CIHC Guaranty Validity. The CIHC Guaranty has been duly and
               ----------------------
validly executed and delivered by CIHC and constitutes its legal, valid and binding obligation, enforceable against CIHC in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise).

          4.7  No Conflicts - CIHC. CIHC=s execution, delivery and performance
               -------------------
of the CIHC Guaranty do not and will not violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule, regulation, order, writ, judgment, decree of award applicable to CIHC or (iii) any contractual obligation to which CIHC is a party or to which CIHC or any of its properties are subject, except to the extent that any violations as set forth in clauses (ii) or (iii) would not result in a Material Adverse Effect.

          4.8  Approvals - CIHC. No authorization or approval or other action
               ----------------
by, and no notice to or filing or registration with, any Governmental Authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with CIHC's execution, delivery and performance of the CIHC Guaranty.

          4.9  Incorporated Representations and Warranties. All representations
               -------------------------------------------
and warranties contained in the Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof and the effective date hereof, except (i) as to any representations or warranties which expressly related to an earlier date, in which event, such representations and warranties are true in all material respects as of such date and (ii) except that (A)
Schedule 5.05 (Litigation), Schedule 5.13 (Investment Companies), Schedule 5.14 (Subsidiaries), Schedule 7.02(c) (Liens), and Schedule 7.02(g) (Permitted Indentures)] of the Credit Agreement are hereby amended to read in their entirety as set forth in Schedule B to this Amendment, (B) the reference in
Section 5.05 to the Credit Agreement to "September 1, 1998" shall be amended to be a reference to "September 1, 2000", (C) all references in Section 5.11 of the Credit Agreement to "December 31, 1997"shall be amended to be references to "December 31, 1999", (D) Section 5.07(c) of the Credit Agreement is hereby amended by the addition of the word "not" in the first line between the words "could" and "reasonably," (E) all references in Section 5.11 of the Credit Agreement to "June 30, 1998" shall be amended to be references to "June 30, 2000", and (F) Section 5.16 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

          "5.16   Material Adverse Effect.  Since June 30, 2000, there has been
                  -----------------------
     no Material Adverse Effect (except for changes in or adverse effects upon, the business, properties, condition (financial or otherwise) of the Company and its Subsidiaries as disclosed in press releases, public filings or otherwise in writing to the Agent on or before the effective date of the First Amendment)."

          4.10    No Defaults. No Default or Event of Default exists after
                  -----------
giving effect to this Amendment.

     5.   Miscellaneous.  The parties hereto hereby further agree as follows:
          -------------

          5.1  Further Assurances. Each of the parties hereto hereby agrees to
               ------------------
do such further acts and things and to execute, deliver and acknowledge such additional agreements, powers and instruments as any other party hereto may reasonably request which are required to carry into effect the purposes of this Amendment and the Credit Agreement, as amended hereby.

     5.2  Payment of Costs and Expenses. The Company agrees to pay on demand all
          -----------------------------
expenses of the Agent (including the fees and out-of-pocket expenses of counsel to the Agent) in connection with the negotiation, preparation, execution and delivery of this Amendment.

     5.3  Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE
          -------------
UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

     5.4  Counterparts. This Amendment may be executed in one or more
          ------------
counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment to produce more than one such counterpart.

     5.5  Headings. Headings used in this Amendment are for convenience of
          --------
reference only and shall not affect the construction of this Amendment.

     5.6  Release of CIHC Guaranty. The CIHC Guaranty shall be terminated and
          ------------------------
CIHC shall be released from all of its obligations thereunder on the first date after the Near-Term Facilities Termination Date on which the Company has Investment Grade Ratings Status, so long as no Default or Event of Default shall have occurred and be continuing on such date.

          IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.


                              CONSECO, INC.


                              By: /s/ Thomas M. Hagerty
                                 --------------------------------------

                              Title: Acting Chief Financial Officer
                                    -----------------------------------


                              BANK OF AMERICA, N.A., as Agent


                              By: ______________________________________

                              Title: ___________________________________


                              BANK OF AMERICA, N.A., as a Bank


                              By: ______________________________________

                              Title: ___________________________________


                                      S-1
                   [TO FIRST AMENDMENT TO CREDIT AGREEMENT]

                              THE CHASE MANHATTAN BANK, as a Bank


                              By: ______________________________________

                              Title: ___________________________________




                                      S-2
                   [TO FIRST AMENDMENT TO CREDIT AGREEMENT]

                              FIRST UNION NATIONAL BANK, as a Bank


                              By: ______________________________________

                              Title: ___________________________________





                                      S-3
                   [TO FIRST AMENDMENT TO CREDIT AGREEMENT]

                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as a
                              Bank


                              By: ______________________________________

                              Title: ___________________________________





                                      S-4
                   [TO FIRST AMENDMENT TO CREDIT AGREEMENT]

                              THE BANK OF NEW YORK, as a Bank


                              By: ______________________________________

                              Title: ___________________________________






                                      S-5
                   [TO FIRST AMENDMENT TO CREDIT AGREEMENT]

                              BANK ONE, NA (Main Office Chicago), as a Bank


                              By: ______________________________________

                              Title: ____________________________________





                                      S-6
                   [TO FIRST AMENDMENT TO CREDIT AGREEMENT]

                              SUNTRUST BANK, CENTRAL FLORIDA, N.A., as a Bank


                              By: ______________________________________

                              Title: ___________________________________





                                      S-7
                   [TO FIRST AMENDMENT TO CREDIT AGREEMENT]

                              U.S. BANK NATIONAL ASSOCIATION, as a Bank


                              By: ______________________________________

                              Title: ___________________________________





                                      S-8
                   [TO FIRST AMENDMENT TO CREDIT AGREEMENT]

                              THE BANK OF TOKYO-MITSUBISHI, LTD., as a Bank


                              By: ______________________________________

                              Title: ___________________________________



                                      S-9
                   [TO FIRST AMENDMENT TO CREDIT AGREEMENT]

                              CREDIT SUISSE FIRST BOSTON, as a Bank


                              By: ______________________________________

                              Title: ___________________________________



                              By: ______________________________________

                              Title: ___________________________________



                                      S-10
                   [TO FIRST AMENDMENT TO CREDIT AGREEMENT]

                                        DEUTSCHE BANK, AG, New York and/or
                                        Cayman Islands Branches, as a Bank


                                        By: __________________________________

                                        Title: _______________________________



                                        By: __________________________________

                                        Title: _______________________________

                  [TO FIRST AMENDMENT TO CREDIT AGREEMENT]

                                        SOCIETE GENERALE (New York Branch), as a
                                        Bank


                                        By: ____________________________________

                                        Title: _________________________________

                  [TO FIRST AMENDMENT TO CREDIT AGREEMENT]

                                        NATIONAL CITY BANK OF INDIANA, as a
                                        Bank


                                        By: __________________________________

                                        Title: _______________________________

                  [TO FIRST AMENDMENT TO CREDIT AGREEMENT]

                              FIRSTAR BANK, N.A. (f/k/a Star Bank, N.A.), as a Bank


                              By: ______________________________________

                              Title: ____________________________________

                  [TO FIRST AMENDMENT TO CREDIT AGREEMENT]

                                        UBS AG, Stamford Branch, as a Bank


                                        By: __________________________________

                                        Title: ________________________________

                  [TO FIRST AMENDMENT TO CREDIT AGREEMENT]

                                        COMERICA BANK, as a Bank


                                        By: __________________________________

                                        Title: _______________________________

                  [TO FIRST AMENDMENT TO CREDIT AGREEMENT]

                                        KEYBANK NATIONAL ASSOCIATION, as a
                                        Bank


                                        By: __________________________________

                                        Title: _______________________________

                  [TO FIRST AMENDMENT TO CREDIT AGREEMENT]

                                        NORDDEUTSCHE LANDESBANK
                                        GIROZENTRALE, New York Branch and/or
                                        Cayman Islands Branch, as a Bank


                                        By: ___________________________________

                                        Title: ________________________________

                  [TO FIRST AMENDMENT TO CREDIT AGREEMENT]

                                        SYNDICATED LOAN FUNDING TRUST


                                        By: __________________________________

                                        Title: _______________________________

                  [TO FIRST AMENDMENT TO CREDIT AGREEMENT]

                                        BANK OF MONTREAL, as a Bank


                                        By: __________________________________

                                        Title: _______________________________

                  [TO FIRST AMENDMENT TO CREDIT AGREEMENT]

                                        FLEET NATIONAL BANK, as a Bank


                                        By: _________________________________

                                        Title: ______________________________

                  [TO FIRST AMENDMENT TO CREDIT AGREEMENT]

                                        CIBC, INC., as a Bank


                                        By: _________________________________

                                        Title: ______________________________

                  [TO FIRST AMENDMENT TO CREDIT AGREEMENT]

                                        MERRILL LYNCH CAPITAL CORPORATION,
                                         as a Bank


                                        By: __________________________________

                                        Title: _______________________________

                  [TO FIRST AMENDMENT TO CREDIT AGREEMENT]

                                        WELLS FARGO BANK, N.A., as a Bank


                                        By: __________________________________

                                        Title: _______________________________

                  [TO FIRST AMENDMENT TO CREDIT AGREEMENT]